                                                                      Exhibit 99


--------------------------------------------------------------------------------
                                  NEWS RELEASE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations
                                  (312)444-4281     http://www.northerntrust.com
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS 2003 THIRD QUARTER EARNINGS OF
$.51 PER SHARE.

(Chicago, October 15, 2003) Northern Trust Corporation today reported net income per common share of $.51 for the third quarter, an increase of 19% from $.43 per share earned a year ago. Net income increased 18% to $113.8 million from $96.4 million earned in the third quarter of last year. This performance resulted in a return on average common equity of 15.40%.

     William A.Osborn, Chairman and Chief Executive Officer, commented, "These results reflect strong execution of our core business strategies coupled with improved economic and equity market conditions. Trust fees for the quarter grew 8% while assets under administration reached a record high of $1.9 trillion, up 33% from a year ago. Assets under management reached a record $435.7 billion at September 30, 2003, a 49% increase from one year ago. During this quarter we began to see the benefit of actions announced in the second quarter aimed at reducing operating costs and strategically positioning Northern Trust for improved profitability. We are also pleased to experience revenue growth in several areas that our strategic review identified for increased focus."

                      THIRD QUARTER PERFORMANCE HIGHLIGHTS

     Revenues from continuing operations of $538.8 million were up 4% from $516.0 million in last year's third quarter. Trust fees were $304.0 million in the quarter, up 8% from $281.4 million in the third quarter of last year. Trust fees represented 56% of total third quarter revenues, and total fee-related income represented 73% of total revenues.

                                     -more-

     Trust fees from Personal Financial Services (PFS) in the quarter increased 3% and totaled $152.5 million, compared with $147.9 million in the year-ago quarter. The increase in PFS trust fees resulted primarily from net new business and improved equity markets. Personal trust assets under administration totaled $180.8 billion at September 30, 2003, compared with $156.7 billion at December 31, 2002, and $150.7 billion at September 30, 2002. Of the total assets under administration, $99.0 billion is managed by Northern Trust, compared with $87.7 billion at December 31, 2002 and $85.8 billion one year ago. Net new recurring PFS trust business transitioned during the first nine months represents approximately $24 million in annualized fees.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 13% to $151.5 million from $133.5 million in the year-ago quarter, and included approximately $7.1 million in fees resulting from the acquisition of the Deutsche Bank passive asset management business. With this acquisition, Northern Trust is now the third largest manager of institutional passive assets in the U.S. Securities lending fees totaled $25.3 million compared with $17.0 million in last year's third quarter, reflecting both higher volumes and increased spreads earned on the investment of collateral. Fees from asset management totaled $54.5 million, which include $5.3 million in investment management fees relating to the acquired passive asset management business, compared with $47.0 million in the year-ago quarter. Custody fees totaled $58.2 million for the quarter, compared with $56.8 million a year ago.

     C&IS assets under administration totaled $1.74 trillion at September 30, 2003, compared with $1.35 trillion at December 31, 2002 and $1.29 trillion at September 30, 2002. C&IS assets under management totaled $336.7 billion, including $66.6 billion relating to the acquired passive asset business. This compares with managed assets of $214.8 billion at December 31, 2002, and $207.4 billion at September 30, 2002. Assets under administration include $660.7 billion of global custody assets, compared with $448.5 billion one year ago. Net new recurring C&IS trust business transitioned during the first nine months represents approximately $43 million in annualized fees.

                                     -more-

     Foreign exchange trading profits were $28.9 million in the quarter compared with $26.3 million in the third quarter of last year. The improvement reflects currency volatility and increased client volumes. Treasury management fees in the quarter were $24.1 million, up 1% from the comparable quarter last year. Revenues from security commissions and trading income were $13.7 million, up 19% from the prior year. The increase results from commissions from equity security trades and transition management services for institutional clients. Other operating income was $20.7 million for the third quarter compared with $10.6 million in the same period last year. The prior year quarter was impacted by a $15.0 million write-off of an equity investment, partially offset by the recognition of approximately $8.5 million in gains by Norlease, Inc. from the sale of leased equipment.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $147.4 million, down 9% from $162.1 million reported in the prior year quarter. The net interest margin decreased to 1.67% from 1.98% in the prior year due primarily to a decline in the yield on the residential mortgage loan portfolio from refinancing activity. Total average earning assets of $35.1 billion were 8% higher than a year ago with the increase concentrated in securities, which increased 34% to average $8.8 billion. Average money market assets increased 7% while average loans declined slightly to $17.5 billion.

     The provision for credit losses was $5.0 million in the quarter, down from $20.0 million in the same period last year. The higher credit provision in the prior year quarter reflected the impact of management's credit evaluations at that time and the results of the annual industry-wide Shared National Credit Regulatory Review. Net charge-offs in the quarter totaled $5.0 million, down from $11.9 million a year ago. Nonperforming assets totaled $100.2 million at September 30, 2003, compared with $94.6 million at December 31, 2002 and $107.6 million at September 30, 2002. Reserves available for credit losses totaled $172.7 million and included $7.8 million allocated to loan commitments and other off-balance sheet exposures. The

                                     -more-
remaining $164.9 million reserve assigned to loans at September 30, 2003 represented a reserve to loan ratio of .92%, compared with .89% a year ago. Nonaccrual loans of $99.8 million at quarter-end represented .56% of total loans and were covered 1.7 times by the reserve assigned to loans.

     Noninterest expenses from continuing operations totaled $347.4 million for the quarter, up 3% from $338.9 million in the year-ago quarter. The current quarter includes $2.8 million in charges associated with reduced leased office space needs and $3.4 million relating to the replacement of software. Expenses resulting from the current year acquisitions of the passive asset management business and the Atlanta-based private wealth management firm were $4.6 million.

     Compensation and employee benefit expenses totaled $190.8 million, compared with $193.0 million last year. The decrease reflects lower staffing levels, partially offset by salary increases and higher pension plan accruals. Staff on a full-time equivalent basis at September 30, 2003 totaled 8,094, compared with 8,239 at June 30, 2003 and 9,328 at September 30, 2002. Staffing levels declined as a result of the second quarter 2003 sales of Northern Trust Retirement Consulting, L.L.C. (NTRC) and Higgins retail branch assets. In addition, positions were also eliminated in 2003 as part of Northern Trust's business review, offset in part by increases relating to acquisitions, staffing for new offices, and other strategic initiatives.

     Other expense categories totaled $156.6 million, up from $145.9 million last year. The current quarter included the aforementioned $2.8 million cost associated with reduced leased office space needs and the $3.4 million cost associated with the replacement of software. The remainder of the increase is primarily related to acquisitions, technology investments that increased software amortization, and higher insurance premiums. These higher expenses were partially offset by initiatives to reduce operating expenses and the benefit of property tax refunds.

                                     -more-

                                  BALANCE SHEET

     Balance sheet assets averaged $39.3 billion for the quarter, up 8% from last year's third quarter average of $36.5 billion. The securities portfolio averaged $8.8 billion, up 34% from last year while money market assets averaged $8.8 billion, up 7%. The increase in the securities portfolio was primarily in short-term U.S. agency securities. Loans and leases averaged $17.5 billion for the quarter, down slightly from the prior year.

     Residential mortgages were virtually unchanged from last year's third quarter and averaged $7.8 billion for the quarter, representing 45% of the total average loan portfolio. Commercial and industrial loans averaged $3.8 billion, down $432 million or 10% from a year ago, while personal loans increased $171 million or 8% to average $2.4 billion.

     Common stockholders' equity averaged a record $2.9 billion, up 6% from last year's third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired 829,814 shares at a cost of $35.6 million. An additional 11.1 million shares are authorized for purchase after September 30, 2003 under the previously announced share buyback program.

                        NINE-MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share of $1.23 for the nine-month period ended September 30, 2003, compared with $1.54 per share earned a year ago. Net income totaled $275.1 million, compared with $350.8 million reported last year. This performance resulted in a return on average common equity of 12.64%.

                                     -more-

     As a result of the second quarter disposition of the assets of NTRC, its operating results for 2003 and all prior periods presented have been reclassified and shown as discontinued operations in Northern Trust's consolidated statement of income. The net loss from discontinued operations in the current year totaled $17.7 million, which included the $20.2 million pre-tax loss on the sale, and NTRC's net loss from operations. This compares with net income of $.8 million for the same period last year.

     Revenues from continuing operations of $1.60 billion were down 1% from the $1.61 billion last year. Trust fees were $878.5 million in the nine-month period, down 1% compared with $885.2 million in the same period of last year. Trust fees represented 55% of total revenues, and total fee-related income represented 72% of total revenues.

     Trust fees from Personal Financial Services in the period decreased 4% and totaled $443.5 million, compared with $461.9 million last year. The decline in PFS trust fees resulted from lower equity markets, partially offset by net new business. Trust fees resulting from acquisitions totaled $1.7 million for the period.

     Trust fees from Corporate & Institutional Services (C&IS) increased 3% to $435.0 million from $423.3 million in the year-ago period, and included approximately $15.6 million in fees resulting from the acquisition of the passive asset management business. Securities lending fees totaled $75.4 million compared with $79.2 million last year, reflecting reduced spreads earned on the investment of collateral resulting from low short-term interest rates, partially offset by higher lending volumes. Fees from asset management totaled $155.1 million, which include $12.0 million in fees relating to the acquired passive asset management business, compared with $140.9 million in the year-ago period. Custody fees totaled $165.1 million for the first nine months, compared with $166.7 million a year ago.

                                     -more-

     Foreign exchange trading profits were $82.4 million in the period compared with $87.5 million in the first nine months of last year. Treasury management fees in the period were $72.4 million, up 1% from the comparable period last year. Revenues from security commissions and trading income were $41.5 million, up 33% from the prior year. The increase primarily reflects commissions from fixed income security trades and transition management services for institutional clients. Other operating income was $73.3 million for the period compared with $47.0 million in the same period last year. The current year includes a $17.8 million gain from the sale of the Higgins branch assets, while the prior year results were reduced by a $15.0 million write-off of an equity investment. Gains on the sale of leased equipment by Norlease, Inc. totaled $1.8 million compared with $8.4 million last year.

     Net interest income for the nine months, stated on a fully taxable equivalent basis, totaled $451.0 million, a decline of 7% from the $486.2 million reported in the prior year period. The net interest margin decreased to 1.76% from 1.96% in the prior year due in large part to a decline in the yield on the residential mortgage loan portfolio due to the impact of refinancing activity. Total average earning assets of $34.2 billion were 3% higher than a year ago with the increase concentrated in securities. Average money market assets decreased 1% while average loans were virtually unchanged at $17.5 billion.

     The 2003 provision for credit losses of $17.5 million was $12.5 million lower than the $30.0 million required in 2002. Net charge-offs totaled $13.3 million and represented .10% of average loans compared with $23.2 million or ..18% of average loans in the first nine months of 2002.

                                     -more-

     Noninterest expenses from continuing operations totaled $1.11 billion for the period, up 9% from $1.02 billion a year-ago. The current year includes the previously discussed severance charges in the second quarter ($22.9 million), office space charges in the second quarter ($16.1 million) and third quarter ($2.8 million) and software charges in the second quarter ($9.5 million) and third quarter ($3.4 million) which totaled $54.7 million. Expenses resulting from the acquisitions of a passive asset management business and an Atlanta-based private wealth management firm were $16.2 million.

     Compensation and employee benefits represented 54% of total operating expenses and totaled $595.0 million, compared with $571.6 million last year, and included $19.5 million in severance-related costs. The remainder of the increase from a year ago resulted primarily from salary increases, partially offset by lower performance-based compensation.

     Other expense categories totaled $514.4 million, up from $446.1 million last year. The current period includes the previously discussed office space, software and outplacement benefit charges, which totaled $35.2 million. The remainder of the increase is primarily related to acquisitions, technology investments that increased software amortization and equipment-related costs, business promotion and other professional fees.

                                     -more-

                           FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, projected profit improvements, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effect of extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are Northern Trust's current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation's 2002 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, Northern Trust's success in executing various parts of its business plans, the impact of the divestiture or discontinuance of portions of Northern Trust's business, operating and technology risks, including material systems interruptions and human errors or omissions, risks associated with regulatory changes, and uncertainties inherent in the litigation process. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                     -more-

                WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

     Northern Trust's third quarter earnings conference call will be webcast live on October 15, 2003. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust's web site at:

        http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust's web site from 2:00 p.m. CDT on October 15, 2003 through 6:00 p.m. on October 22, 2003. Participants will need Windows Mediatm software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                      / / /

                           NORTHERN TRUST CORPORATION                     Page 1
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
($ In Millions Except Per Share Data)

                                                                                THIRD QUARTER
                                                              --------------------------------------------
                                                                  2003               2002     % Change (*)
                                                              --------------------------------------------
Noninterest Income
     Trust Fees                                                   $304.0            $281.4            8%
     Foreign Exchange Trading Profits                               28.9              26.3           10
     Treasury Management Fees                                       24.1              23.9            1
     Security Commissions & Trading Income                          13.7              11.6           19
     Other Operating Income                                         20.7              10.6           95
     Investment Security Transactions                               --                 0.1           --
                                                              -----------          --------        -----
Total Noninterest Income                                           391.4             353.9           11

Interest Income (Taxable Equivalent)                               267.6             320.3          (16)
Interest Expense                                                   120.2             158.2          (24)
                                                              -----------          --------        -----
Net Interest Income (Taxable Equivalent)                           147.4             162.1           (9)

Total Revenue (Taxable Equivalent)                                 538.8             516.0            4

Noninterest Expenses

     Compensation                                                  157.9             160.3           (1)
     Employee Benefits                                              32.9              32.7            1
     Occupancy Expense                                              29.3              27.1            8
     Equipment Expense                                              21.5              21.4            1
     Other Operating Expenses                                      105.8              97.4            9
                                                              -----------          --------        -----
Total Noninterest Expenses                                         347.4             338.9            3

Provision for Credit Losses                                          5.0              20.0          (75)
Taxable Equivalent Adjustment                                       13.1              12.2            7
                                                              -----------          --------        -----
Income from Continuing Operations before Income Taxes              173.3             144.9           20
Provision for Income Taxes                                          58.5              47.4           23
                                                              -----------          --------        -----

Income from Continuing Operations                                  114.8              97.5           18
                                                              -----------          --------        -----
Income (Loss) from Operations of Discontinued NTRC                  (1.7)             (1.7)          --
Loss on Disposal of NTRC                                            --                --             --
Income Tax Benefit (Expense)                                         0.7               0.6           --
                                                              -----------          --------        -----
Net Income (Loss) from Discontinued Operations                      (1.0)             (1.1)          --
                                                              -----------          --------        -----
NET INCOME                                                        $113.8            $ 96.4           18%
                                                              ===========          ========        =====

Per Common Share

Income from Continuing Operations

     Basic                                                         $0.52             $0.44           18%
     Diluted                                                        0.51              0.43           19
Net Income

     Basic                                                         $0.52             $0.44           18%
     Diluted                                                        0.51              0.43           19

Return on Average Common Equity                                    15.40%            13.69%
Average Common Equity                                           $2,933.0          $2,778.3            6%
Return on Average Assets                                            1.15%             1.05%

Common Dividend Declared per Share                                 $0.17             $0.17           --%
Preferred Dividends (millions)                                      --                0.6          (100)

Average Common Shares Outstanding (000s)
     Basic                                                       220,263          220,432
     Diluted                                                     224,653          225,098
Common Shares Outstanding (EOP)                                  220,354          220,923

(*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to the prior period's financial statements to place them on a basis comparable with the current period's financial statements.

                        NORTHERN TRUST CORPORATION                        Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
($ In Millions Except Per Share Data)

                                                                                   NINE MONTHS
                                                          -----------------------------------------------------------
                                                                   2003                  2002             % Change (*)
                                                          -----------------------------------------------------------
Noninterest Income

   Trust Fees                                                       $878.5               $885.2                   (1) %
   Foreign Exchange Trading Profits                                   82.4                 87.5                   (6)
   Treasury Management Fees                                           72.4                 71.9                    1
   Security Commissions & Trading Income                              41.5                 31.2                   33
   Other Operating Income                                             73.3                 47.0                   56
   Investment Security Transactions                                      -                  0.2                    -
                                                              -------------        -------------       --------------
Total Noninterest Income                                           1,148.1              1,123.0                    2

Interest Income (Taxable Equivalent)                                 838.3                970.0                  (14)
Interest Expense                                                     387.3                483.8                  (20)
                                                              -------------        -------------       --------------
Net Interest Income (Taxable Equivalent)                             451.0                486.2                   (7)

Total Revenue (Taxable Equivalent)                                 1,599.1              1,609.2                   (1)

Noninterest Expenses

   Compensation                                                      493.6                472.7                    4
   Employee Benefits                                                 101.4                 98.9                    3
   Occupancy Expense                                                 102.5                 76.7                   34
   Equipment Expense                                                  66.6                 64.5                    3
   Other Operating Expenses                                          345.3                304.9                   13
                                                              -------------        -------------       --------------
Total Noninterest Expenses                                         1,109.4              1,017.7                    9

Provision for Credit Losses                                           17.5                 30.0                  (42)
Taxable Equivalent Adjustment                                         39.0                 35.8                    9
                                                              -------------        -------------       --------------
Income from Continuing Operations before Income Taxes                433.2                525.7                  (18)
Provision for Income Taxes                                           140.4                175.7                  (20)
                                                              -------------        -------------       --------------

Income from Continuing Operations                                    292.8                350.0                  (16)
                                                              -------------        -------------       --------------
Income (Loss) from Operations of Discontinued NTRC                    (8.8)                 1.4                    -
Loss on Disposal of NTRC                                             (20.2)                   -                    -
Income Tax Benefit (Expense)                                          11.3                 (0.6)                   -
                                                              -------------        -------------       --------------
Net Income (Loss) from Discontinued Operations                       (17.7)                 0.8                    -

                                                              -------------        -------------       --------------
NET INCOME                                                          $275.1               $350.8                  (22) %
                                                              =============        =============       ==============
Per Common Share
Income from Continuing Operations

   Basic                                                             $1.33                $1.58                  (16) %
   Diluted                                                            1.31                 1.54                  (15)
Net Income

   Basic                                                             $1.25                $1.58                  (21) %
   Diluted                                                            1.23                 1.54                  (20)

Return on Average Common Equity                                      12.64 %              17.16 %
Average Common Equity                                             $2,902.9             $2,720.1                    7 %
Return on Average Assets                                              0.96 %               1.26 %

Common Dividends Declared per Share                                  $0.51                $0.51                    - %
Preferred Dividends (millions)                                         0.7                  1.7                  (57)

Average Common Shares Outstanding (000s)

   Basic                                                           220,311              220,715
   Diluted                                                         223,982              226,383
Common Shares Outstanding (EOP)                                    220,354              220,923

                          NORTHERN TRUST CORPORATION                      Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)


                                                                                  SEPTEMBER 30
                                                           ------------------------------------------------------------
                                                                  2003                  2002                % Change (*)
                                                           ------------------------------------------------------------
Assets

   Money Market Assets                                            $9,186.7              $8,875.0                    4 %
   Securities

     U.S. Government                                                 103.9                 155.8                  (33)
     Federal Agency and Other                                      8,114.0               7,262.2                   12
     Municipal                                                       880.4                 709.6                   24
     Trading Account                                                   4.1                  11.2                  (63)
                                                           ----------------       ---------------        --------------
   Total Securities                                                9,102.4               8,138.8                   12
   Loans and Leases                                               17,918.1              17,924.6                   -
                                                           ----------------       ---------------        --------------
   Total Earning Assets                                           36,207.2              34,938.4                    4
   Reserve for Credit Losses Assigned to Loans                      (164.9)               (160.3)                   3
   Cash and Due from Banks                                         1,425.4               1,951.9                  (27)
   Trust Security Settlement Receivables                             318.3                 762.5                  (58)
   Buildings and Equipment, net                                      503.9                 506.8                   (1)
   Other Nonearning Assets                                         2,454.3               1,671.2                   47
                                                           ----------------       ---------------        --------------
  Total Assets                                                   $40,744.2             $39,670.5                    3 %
                                                           ================       ==============         ==============

Liabilities and Stockholders' Equity

   Interest-Bearing Deposits

     Savings                                                      $9,156.5              $8,637.9                    6 %
     Other Time                                                      283.9                 348.7                  (19)
     Foreign Office Time                                          10,498.7               9,492.1                   11
                                                           ----------------       ---------------        --------------
   Total Interest-Bearing Deposits                                19,939.1              18,478.7                    8
   Borrowed Funds                                                  8,575.1               9,349.2                   (8)
   Senior Notes and Long-Term Debt                                 1,582.9               1,483.8                    7
                                                           ----------------       ---------------        --------------
   Total Interest-Related Funds                                   30,097.1              29,311.7                    3
   Demand & Other Noninterest-Bearing Deposits                     5,714.9               5,894.4                   (3)
   Other Liabilities                                               1,931.9               1,519.3                   27
                                                           ----------------       ---------------        --------------

   Total Liabilities                                              37,743.9              36,725.4                    3
   Common Equity                                                   3,000.3               2,825.1                    6
   Preferred Equity                                                      -                 120.0                    -
                                                           ----------------       ---------------        --------------
  Total Liabilities and Stockholders' Equity                     $40,744.2             $39,670.5                    3 %
                                                           ================       ===============        ==============

                           NORTHERN TRUST CORPORATION                     Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)


                                                                        THIRD QUARTER
                                                        ----------------------------------------------
                                                           2003             2002          % Change (*)
                                                        ----------------------------------------------
Assets
   Money Market Assets                                   $8,820.3         $8,272.6                   7 %
   Securities
       U.S. Government                                      104.0            158.1                 (34)
       Federal Agency and Other                           7,822.2          5,733.6                  36
       Municipal                                            872.8            659.3                  32
       Trading Account                                        5.6              7.6                 (27)
                                                        ---------        ---------        ------------
   Total Securities                                       8,804.6          6,558.6                  34
   Loans and Leases                                      17,452.8         17,589.3                  (1)
                                                        ---------        ---------        ------------
   Total Earning Assets                                  35,077.7         32,420.5                   8
   Reserve for Credit Losses Assigned to Loans             (165.1)          (156.8)                  5
   Nonearning Assets                                      4,405.1          4,227.7                   4
                                                        ---------        ---------        ------------
   Total Assets                                         $39,317.7        $36,491.4                   8 %
                                                        =========        =========        ============

Liabilities and Stockholders' Equity
   Interest-Bearing Deposits
       Savings                                           $8,508.7         $8,139.0                   5 %
       Other Time                                           300.5            361.4                 (17)
       Foreign Office Time                               10,551.2          9,521.3                  11
                                                        ---------        ---------        ------------
   Total Interest-Bearing Deposits                       19,360.4         18,021.7                   7
   Borrowed Funds                                         8,870.0          7,578.3                  17
   Senior Notes and Long-Term Debt                        1,583.0          1,483.9                   7
                                                        ---------        ---------        ------------
   Total Interest-Related Funds                          29,813.4         27,083.9                  10
   Demand & Other Noninterest-Bearing Deposits            4,986.6          4,969.6                  -
   Other Liabilities                                      1,584.7          1,539.6                   3
                                                        ---------        ---------        ------------
   Total Liabilities                                     36,384.7         33,593.1                   8
   Common Equity                                          2,933.0          2,778.3                   6
   Preferred Equity                                           -              120.0                  -
                                                        ---------        ---------        ------------
  Total Liabilities and Stockholders' Equity            $39,317.7        $36,491.4                   8 %
                                                        =========        =========        ============

                           NORTHERN TRUST CORPORATION                     Page 5
                (Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA                                                      2003                                   2002
($ In Millions Except Per Share Data)                                   Quarters                               Quarters
                                                        ---------------------------------------        ------------------------
                                                          Third           Second         First           Fourth          Third
                                                        ---------------------------------------        ------------------------
Net Income Summary
   Trust Fees                                             $304.0          $293.9         $280.6          $275.8          $281.4
   Other Noninterest Income                                 87.4           107.2           75.0            65.9            72.5
   Net Interest Income (Taxable Equivalent)                147.4           150.1          153.5           164.3           162.1
                                                        --------        --------       --------        --------        --------
     Total Revenue (Taxable Equivalent)                    538.8           551.2          509.1           506.0           516.0
   Provision for Credit Losses                               5.0             7.5            5.0             7.5            20.0
   Noninterest Expenses                                    347.4           412.5          349.5           342.3           338.9
                                                        --------        --------       --------        --------        --------
     Pretax Income (Taxable Equivalent)                    186.4           131.2          154.6           156.2           157.1
   Taxable Equivalent Adjustment                            13.1            13.1           12.8            12.9            12.2
   Provision for Income Taxes                               58.5            36.7           45.2            46.1            47.4
                                                        --------        --------       --------        --------        --------
     Income from Continuing Operations                     114.8            81.4           96.6            97.2            97.5
   Discontinued Operations/Loss on Sale of NTRC             (1.0)          (14.8)          (1.9)           (0.9)           (1.1)
                                                        --------        --------       --------        --------        --------
     Net Income                                           $113.8           $66.6          $94.7           $96.3           $96.4
                                                        ========        ========       ========        ========        ========
Per Common Share
   Net Income - Basic                                      $0.52           $0.30          $0.43           $0.43           $0.44
              - Diluted                                     0.51            0.30           0.42            0.43            0.43
   Dividend Declared                                        0.17            0.17           0.17            0.17            0.17
   Book Value (EOP)                                        13.62           13.34          13.18           13.04           12.79
   Market Value (EOP)                                      42.35           41.60          30.45           35.05           37.72

Ratios
   Return on Average Common Equity                         15.40 %          9.16 %        13.32 %         13.43 %         13.69 %
   Return on Average Assets                                 1.15            0.69           1.03            0.98            1.05
   Net Interest Margin                                      1.67            1.76           1.87            1.85            1.98
   Productivity Ratio - Continuing Operations                155 %           134 %          146 %           148 %           152 %
   Risk-based Capital Ratios
       Tier 1                                               10.8 %          11.0 %         11.1 %          11.1 %          10.9 %
       Total (Tier 1 + Tier 2)                              13.8            14.2           15.0            14.1            13.9
       Leverage                                              7.8             7.8            7.9             7.8             8.2

Trust Assets ($ in Billions) - EOP
   Corporate                                            $1,736.2        $1,657.0       $1,429.9        $1,346.9        $1,285.8
   Personal                                                180.8           172.9          156.0           156.7           150.7
                                                        --------        --------       --------        --------        --------
     Total Trust Assets                                 $1,917.0        $1,829.9       $1,585.9        $1,503.6        $1,436.5
                                                        ========        ========       ========        ========        ========
   Memo:  Managed Assets                                  $435.7          $423.4         $365.3          $302.5          $293.2

Asset Quality ($ in Millions) - EOP
   Nonaccrual Loans                                        $99.8          $107.5          $92.4           $93.4          $106.5
   Other Real Estate Owned (OREO)                            0.4             0.4            1.2             1.2             1.1
                                                        --------        --------       --------        --------        --------
     Total Nonperforming Assets                           $100.2          $107.9          $93.6           $94.6          $107.6
                                                        ========        ========       ========        ========        ========
     Nonperforming Assets / Loans & OREO                    0.56 %          0.60 %         0.52 %          0.52 %          0.60 %

   Gross Charge-offs                                        $5.9            $5.4           $6.0           $11.2           $13.5
   Less: Gross Recoveries                                    0.9             0.5            2.6             3.8             1.6
                                                        --------        --------       --------        --------        --------
     Net Charge-offs                                        $5.0            $4.9           $3.4            $7.4           $11.9
                                                        ========        ========       ========        ========        ========
   Net Charge-offs (Annualized) to Average Loans            0.11 %          0.11 %         0.08 %          0.17 %          0.27 %
   Reserve for Credit Losses Assigned to Loans            $164.9          $165.2         $162.4          $161.1          $160.3
   Reserve to Nonaccrual Loans                               165 %           154 %          176 %           172 %           151 %
   Reserve for Other Credit-Related Exposures               $7.8            $7.5           $7.7            $7.4            $8.1